UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2019

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Bering, Suite 510
Houston, Texas 77057
(Address of principal executive office, including zip code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LLEX	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Chief Executive Officer and Chairman of the Board
On June 6, 2019, Lilis Energy, Inc. (the “Company”) announced that Ronald D. Ormand has notified the Company’s Board of Directors (the “Board”) of his retirement from his positions as Chief Executive Officer and Chairman of the Board of the Company. Mr. Ormand will continue to serve as a member of the Company’s Board. Mr. Ormand’s decision to retire did not result from any disagreement with the Company, the Company’s management, or the Board.
Appointment of Chairman of the Board and Interim Chief Executive Officer
On June 6, 2019, the Board appointed David M. Wood, a current member of the Board, to serve as Chairman of the Board and Joseph C. Daches, the Company’s President and Chief Financial Officer, to serve as the Company’s Interim Chief Executive Officer.
Under the leadership and guidance of Mr. Wood, with the support of the Board, the Company has engaged a leading executive search firm to help identify candidates for Chief Executive Officer.
Chairman of the Board’s Background
David M. Wood joined the Board on June 1, 2018. He is a highly experienced global leader with a track record of success across the energy industry. He is currently President, Chief Executive Officer and a member of the Board of Directors of Gulfport Energy, a publicly listed natural gas production company. He was previously President, Chief Executive Officer and a member of the Board of Directors of Murphy Oil Corp., from 2009 to 2012. From 1994 to 2008, he served as Manager, Frontier Exploration and President of Murphy Exploration Production. Mr. Wood led the upstream business to a globally operated footprint that experienced a doubling of production over 15 years. During his 40-year career, Mr. Wood also led Ashland Exploration as Vice President-International to a fivefold increase in production from Nigeria, as well as exploration success and portfolio growth globally, from 1980 to 1994.
Interim Chief Executive Officer’s Background
Joseph C. Daches will serve as the Company’s Interim Chief Executive Officer while the Company conducts a search for a permanent Chief Executive Officer. Mr. Daches will continue to serve as the Company’s President, Chief Financial Officer and Treasurer while serving as Interim Chief Executive Officer.
Mr. Daches has served as President of the Company since August 2018. He joined the Company as Executive Vice President, Chief Financial Officer and Treasurer in January 2017, and prior to such time, was engaged as a Senior Advisor to the Board commencing in December 2016. Since joining the Company, Mr. Daches has been instrumental in building and managing the financial and accounting departments of the Company, securing over $500 million in various forms of financing, negotiating the agreements for the construction and management of infrastructure systems across the Company’s properties and establishing significant capital market relationships to further enhance the Company’s strategic growth objectives.
Mr. Daches, age 52, is a seasoned energy sector executive with over 25 years of experience and expertise directing strategy and growth for small and mid-cap oil and gas companies. Mr. Daches has guided multiple E&P companies through financial strategies, capital raises, and private and public offerings. He has also developed, negotiated and implemented various midstream and infrastructure solutions for multiple oil and gas companies. Prior to joining the Company, Mr. Daches held executive roles in multiple upstream and midstream companies, including serving as the Chief Financial Officer and Senior Vice President of Magnum Hunter Resources Corp. (“MHR”) from July 2013 to June 2016, where he finished his tenure by successfully guiding MHR through a restructuring, and upon emergence was appointed Co-Chief Executive Officer by MHR’s new Board of Directors until his departure. Mr. Daches holds a Bachelor of Science in Accounting from Wilkes University in Pennsylvania, and he is a certified public accountant in good standing with the Texas State Board of Public Accountancy.
At this time, there have been no changes to the Company’s employment agreement with Mr. Daches in connection with his appointment as Interim Chief Executive Officer of the Company. There are no arrangements or understandings between Mr. Daches and any other person pursuant to which he was selected as Interim Chief Executive Officer. There are no family relationships between Mr. Daches and any of the Company’s directors or executive officers, and there are no relationships between Mr. Daches and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.
Separation Agreement with Ronald D. Ormand
On June 6, 2019, Mr. Ormand entered into a Separation Agreement with the Company (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Ormand will receive one lump sum payment comprised of (i) 12 months of Base Salary (currently $500,000), minus applicable withholding and deductions, (ii) a separation payment of $500,000 in part as consideration for the extension of the non-competition term in Mr. Ormand’s employment agreement, among other things, and (iii) an amount equal to 18 months of COBRA premiums based on the terms of the Company’s group health care plan and Employee’s coverage under such plan, minus applicable withholding and deductions. Additionally, the Company will accelerate the vesting of 693,000 shares of unvested restricted common stock previously granted to Mr. Ormand under the Company’s 2016 Omnibus Incentive Plan, and the exercise period for 250,000 vested options will be extended for an additional two years. The Separation Agreement includes Mr. Ormand’s release and waiver of claims against the Company.
The preceding description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 6, 2019, the Company issued a press release announcing the retirement of Ron Ormand and the appointment of David M. Wood as Chairman of the Board and Joseph C. Daches as Interim Chief Executive Officer.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Separation and Release Agreement dated June 6, 2019.
99.1*	Press Release dated June 6, 2019.
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2019                    LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Joseph C. Daches
Interim Chief Executive Officer, President, Chief Financial Officer and Treasurer